UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  09/20/2010

CDI Corp.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-05519

Pennsylvania	23-2394430
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1717 Arch Street, 35th Floor
Philadelphia, PA 19103-2768
(Address of principal executive offices, including zip code)

(215) 569-2200
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The Board of Directors of CDI Corp. ("CDI") elected Anna M. Seal as a director of CDI as of September 20, 2010, to serve until CDI's 2011 annual meeting of shareholders. Ms. Seal is currently the Senior Vice President and Chief Financial Officer of GlaxoSmithKline's Global Manufacturing and Supply Division. Ms. Seal will serve on the Audit Committee of the CDI Board of Directors. For her service as a director of CDI, Ms. Seal will receive compensation pursuant to CDI's standard compensation program for non-employee directors. In accordance with that program, 5,537 shares of Time-Vested Deferred Stock and 2,030 Stock Purchase Plan units were granted to Ms. Seal on September 20, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CDI Corp.

Date: September 23, 2010	By:	/s/ Joseph R. Seiders
Joseph R. Seiders
Senior Vice President, Secretary and Chief Compliance Officer